Exhibit 13.1

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CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officers of Mitchells & Butlers plc (the “Company”), hereby certify that the Company’s Annual Report on Form 20-F for the fiscal year ended September 25, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated February 24, 2005

/s/ Tim Clarke

Tim Clarke
Chief Executive

/s/ Karim Naffah

Karim Naffah
Finance Director

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.